EXHIBIT 99.1

Press Contact: Tom Rodak Marketing and Communications Manager (765) 771-5535	Investor Relations: (765) 771-5310

WABASH NATIONAL CORPORATION ANNOUNCES
SECOND QUARTER AND YEAR-TO-DATE RESULTS

LAFAYETTE, Ind., — July 20, 2005 — Wabash National Corporation (NYSE: WNC) today announced results for the three and six month periods ended June 30, 2005. Net sales for the quarter were $323 million compared to $255 million for the same period last year. Net income for the quarter was $49 million or $1.33 diluted earnings per share, compared to $18 million or $0.56 per diluted share for the same period last year. For the six months ended June 30, 2005, net sales were $579 million compared to $476 million for 2004. Net income for the first six months of 2005 totaled $68 million or $1.85 per diluted share, compared to $25 million or $0.80 per diluted share last year. Included in the results for the 2005 second quarter and year-to-date periods was a reversal of a valuation allowance for deferred tax assets amounting to $29 million or $0.77 per diluted share.

Commenting on the quarter, Bill Greubel, President and Chief Executive Officer, stated: “Against historic norms, we had a great quarter. Units shipped were at record levels, our customer base continues to grow substantially, and our retail side of the business was profitable for the second straight quarter. That said, we missed on some key operating metrics due in part due to the cancellation of a 2,000 unit order, which was to be produced in June and caused scheduling challenges. Additionally, we encountered production delays due to associate turnover and a sharper focus on quality. These issues created increased manufacturing cycle times and high levels of rework which reduced shippable units and compressed margins. Corrective actions initiated in June will continue in the third quarter. It’s been a painful process but we’re going to be a lot better off for this effort going forward.”

“Quote and order activity moderated during the quarter, in line with seasonal patterns. We expect to continue to grow our customer base through the year. However, given the large size of the cancellation taken in the quarter and our continuing efforts on the plant floor, our expectation for trailer shipments in 2005 is approximately 58,000 units versus our goal of 60,000 units. Currently, we have booked orders for approximately 90% of the 58,000 units.”

-More-

Backlog at June 30, 2005 amounted to approximately $380 million vs. $500 million at March 31, 2005 reflecting the normal cycle of order placement and production.

Wabash will conduct a conference call to review and discuss its second quarter financial results on Thursday, July 21, 2005, at 10:00 a.m. Eastern time. The phone number to access the conference call is 877-407-8035. The call can also be accessed live on the Company’s Internet website at http://www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at http://www.wabashnational.com within three hours of the conclusion of the live call and will remain available through August 11, 2005.

Wabash National Corporation designs, manufactures, and markets standard and customized truck trailers under the Wabash® brand name. The Company is one of the world’s largest manufacturers of truck trailers and a leading manufacturer of composite trailers. The Company’s wholly owned subsidiary, Wabash National Trailer Centers, is one of the leading retail distributors of new and used trailers and aftermarket parts throughout the U.S. and Canada.

This press release contains certain forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are, however, subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include increased competition, reliance on certain customers and corporate partnerships, shortages and costs of raw materials, continued improvements in our manufacturing capacity and cost containment, and dependence on industry trends. Readers should review and consider the various disclosures made by the Company in this press release and in its reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2005	2004	2005	2004
NET SALES	$322,983	$254,899	$579,088	$476,496
COST OF SALES	286,874	218,264	508,581	416,739

Gross profit	36,109	36,635	70,507	59,757
GENERAL AND ADMINISTRATIVE EXPENSES	10,213	10,309	19,431	20,782
SELLING EXPENSES	3,966	3,851	7,962	7,626

Income from operations	21,930	22,475	43,114	31,349
OTHER INCOME (EXPENSE):
Interest expense	(1,605)	(2,769)	(3,223)	(5,666)
Foreign exchange gains and losses, net	(310)	(405)	(452)	(545)
Other, net	(205)	(540)	(997)	482

Income before income taxes	19,810	18,761	38,442	25,620
INCOME TAX (BENEFIT) EXPENSE	(29,448)	499	(29,295)	499

Net income	$49,258	$18,262	$67,737	$25,121

COMMON STOCK DIVIDENDS	$0.045	$—	$0.09	$—

BASIC NET INCOME PER SHARE	$1.58	$0.67	$2.18	$0.93

DILUTED NET INCOME PER SHARE	$1.33	$0.56	$1.85	$0.80

COMPREHENSIVE INCOME Net income	$49,258	$18,262	$67,737	$25,121

Foreign currency translation adjustment	(183)	(593)	(381)	(822)

NET COMPREHENSIVE INCOME	$49,075	$17,669	$67,356	$24,299

		Retail &
Three months ended	Manufacturing	Distribution	Eliminations	Total
2005
Net Sales	$288,014	$61,367	$(26,398)	$322,983
Operating Results	$20,927	$869	$134	$21,930
2004
Net Sales	$227,839	$61,185	$(34,125)	$254,899
Operating Results	$24,933	$(141)	$(2,317)	$22,475

Six months ended
2005
Net Sales	$519,679	$123,400	$(63,991)	$579,088
Operating Results	$42,768	$1,707	$(1,361)	$43,114
2004
Net Sales	$416,035	$118,727	$(58,266)	$476,496
Operating Results	$35,705	$(2,056)	$(2,300)	$31,349

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Basic net income per share:
Net income applicable to common stockholders	$49,258	$18,262	$67,737	$25,121

Weighted average common shares outstanding	31,194	27,145	31,055	27,067

Basic net income per share	$1.58	$0.67	$2.18	$0.93

Diluted net income per share:
Net income applicable to common stockholders	$49,258	$18,262	$67,737	$25,121
After-tax equivalent of interest on convertible notes	1,234	1,204	2,445	2,408

Diluted net income applicable to common stockholders	$50,492	$19,466	$70,182	$27,529

Weighted average common shares outstanding	31,194	27,145	31,055	27,067
Dilutive stock options/shares	243	906	375	946
Convertible notes equivalent shares	6,510	6,510	6,510	6,510

Diluted weighted average common shares outstanding	37,947	34,561	37,940	34,523

Diluted net income per share	$1.33	$0.56	$1.85	$0.80

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	June 30, 2005	December 31, 2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$39,869	$41,928
Accounts receivable, net	109,674	87,512
Current portion of finance contracts	2,196	2,185
Inventories	139,954	94,600
Deferred income taxes	8,253	—
Prepaid expenses and other	7,961	14,425

Total current assets	307,907	240,650
PROPERTY, PLANT AND EQUIPMENT, net	125,443	124,701
EQUIPMENT LEASED TO OTHERS, net	9,892	14,030
FINANCE CONTRACTS, net of current portion	1,549	3,319
GOODWILL	34,193	34,511
DEFERRED INCOME TAXES	27,289	—
OTHER ASSETS	18,894	14,835

	$525,167	$432,046

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$1,500	$2,000
Accounts payable	102,434	78,107
Other accrued liabilities	47,305	52,442

Total current liabilities	151,239	132,549
LONG-TERM DEBT, net of current maturities	125,000	125,500
OTHER NONCURRENT LIABILITIES AND CONTINGENCIES	9,128	9,423
STOCKHOLDERS’ EQUITY	239,800	164,574

	$525,167	$432,046

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Six Months
	Ended June 30,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$67,737	$25,121
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	8,276	9,895
Net (gain) loss on the sale of assets	684	(473)
Recovery of losses on accounts receivable and finance contracts	(84)	(134)
Deferred income taxes	(29,304)	—
Trailer valuation charges	103	169
Change in operating assets and liabilities:
Accounts receivable	(22,078)	(27,975)
Finance contracts	1,645	2,204
Inventories	(45,405)	(20,530)
Prepaid expenses and other	1,139	374
Accounts payable and accrued liabilities	21,067	17,714
Other, net	901	(91)

Net cash provided by operating activities	4,681	6,274
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(13,796)	(3,936)
Proceeds from the sale of property, plant and equipment	5,852	2,104

Net cash used in investing activities	(7,944)	(1,832)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	3,610	3,163
Borrowings under revolving credit facilities	15,786	331,975
Payments under revolving credit facilities	(15,786)	(341,399)
Payments under long-term debt agreements	(1,000)	(5,088)
Common stock dividends paid	(1,406)	—

Net cash provided by (used in) financing activities	1,204	(11,349)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,059)	(6,907)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	41,928	12,552

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$39,869	$5,645